SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/x/ Preliminary Proxy Statement
/_/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Globalink, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
/_/ $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
     Common Stock, par value .01 per share of Globalink, Inc.
--------------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:
               Shares
--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     (based upon the average of the high and low sales prices of the Common Stock of Globalink, Inc. as reported on the New York Stock Exchange Composite Transactions Tape on September 27, 1996)

--------------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

PRELIMINARY COPY



                                 GLOBALINK, INC.















                                    NOTICE OF

                                 SPECIAL MEETING

                               OF STOCKHOLDERS AND

                                 PROXY STATEMENT
















================================================================================
                             YOUR VOTE IS IMPORTANT!

             PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY
                            IN THE ENCLOSED ENVELOPE.
================================================================================

October 25, 1996





Dear Stockholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend a Special Meeting of Stockholders of Globalink, Inc. ("Globalink" or the "Company") on December 2, 1996 at 10:00 a.m., at 9302 Lee Highway, First Floor, Fairfax, Virginia. Information about the meeting is presented on the following pages.

At the Special Meeting, you will be asked to approve an amendment to Globalink's Certificate of Incorporation to authorize two hundred fifty thousand (250,000) shares of Preferred Stock of the par value $.01 per share. The designations, powers, preferences, rights, qualifications, limitations and/or restrictions of the Preferred Stock shall be determined at a later date by resolution or resolutions of the Board of Directors of the Company. In October 1996, the Company sold Prepaid Warrants convertible into 1,500 shares of Preferred Stock for One Million Five Hundred Dollars ($1,500,000). The Company plans to issue an additional four thousand five hundred (4,500) Preferred Shares in a private placement expected to raise an additional Four Million Five Hundred Thousand Dollars ($4,500,000) in working capital for the Company. Authorization of the Preferred Stock is required to complete this transaction. In addition to the formal items of business to be brought before the meeting, members of management will report on the Company's operations and answer stockholder questions.

Your vote is very important. Please ensure that your shares will be represented at the meeting by completing, signing, and returning your proxy card in the envelope provided, even if you plan to attend the meeting. Sending us your proxy will not prevent you from voting in person at the meeting should you wish to do so.

Sincerely,

/s/ James B. Lewis

James B. Lewis
President

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                DECEMBER 2, 1996



A special meeting of the stockholders of Globalink, Inc. (the "Company") will be held at 9302 Lee Highway, First Floor, Fairfax, Virginia at 10:00 a.m. for the following purposes:

          To  effect  authorization  of  250,000  shares of  Preferred  Stock by
          amending  the  Fourth   Article  of  the  Globalink   Certificate   of
          Incorporation to read as follows:

         "FOURTH: The Corporation shall have authority to issue twenty million (20,000,000) shares of Common Stock of the par value of $.01 per share and two hundred fifty thousand shares (250,000) shares of Preferred Stock of the par value $.01 per share. The designations, powers, preferences, rights, qualifications, limitations and/or restrictions of the preferred stock shall be determined at a later date by resolution or resolutions of the Board of Directors of the Company."

The Board of Directors has fixed the close of business on October 23, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A list of such stockholders will be available during regular business hours at the Company's office, 9302 Lee Highway, 12th Floor, Fairfax, Virginia on and after October 23, 1996 for inspection by any stockholder for any purpose germane to the meeting.

By Order of The Board of Directors,

/s/ Harry E. Hagerty, Jr.

Harry E. Hagerty, Jr.
Chairman of the Board

                                 PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Globalink, Inc. (The "Company") for use at a special meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing Notice of Special Meeting of Stockholders. The address of the Company's principal executive office is 9302 Lee Highway, 12th Floor, Fairfax, Virginia 22031. This proxy statement and the form of proxy are being mailed to stockholders on or about October 30, 1996.


                    REVOCABILITY OF PROXY AND VOTING OF PROXY

A proxy given by a stockholder may be revoked at any time before it is exercised by giving another proxy bearing a later date, by notifying the Secretary of the Company in writing of such revocation at any time before the proxy is exercised, or by attending the meeting in person and casting a ballot. Any proxy returned to Globalink will be voted in accordance with the instructions indicated thereon. A majority of the shares of outstanding Common Stock of Globalink entitled to vote, or 2,670,677 out of the 5,341,352 shares outstanding and entitled to vote, must be represented at the Special Meeting in person or by proxy to constitute a quorum. Any proxy returned to the Company will be voted in accordance with the instructions indicated thereon. Abstentions will be treated as present for purposes of determining whether a quorum is present at the Special Meeting and as votes "AGAINST" the proposals under consideration; broker non-votes will have no effect on the votes. If no instructions are indicated on a proxy, the proxy will be voted for the authorization of 250,000 shares of Preferred Stock in Item 1. The Board of Directors know of no matters, other than as described herein, that are to be presented at the meeting, but if matters other than those herein mentioned properly come before the meeting, the proxy will be voted by that Committee in a manner that the members of the Committee (in their judgment) consider to be in the best interests of the Company.


                          RECORD DATE AND VOTING RIGHTS

Only stockholders of record at the close of business on October 23, 1996, are entitled to vote at the meeting. On October 23, 1996, the Company had outstanding and entitled to vote 5,341,352 shares of Common Stock. Each stockholder entitled to vote shall have one vote for each share of common stock registered in such stockholder's name on the books of the Company as of the record date.

EXECUTIVE COMPENSATION

The following table sets forth as of the year ended December 31, 1995, the cash compensation paid to Harry E. Hagerty, Jr., who has served as the Company's Chairman of the Board since September, 1994, and James B. Lewis, who has served as President of the Company since September, 1995, Ronald W. Johnston, who has served as Chief Operating Officer since March, 1995, John F. McCarthy, III, who has served as Vice President and General Counsel since August, 1995, and all Executive Officers as a group.

                   Name and
              Principal Position          Year           Salary
              ------------------          ----           ------

     Harry E. Hagerty, Jr                 1995           96,000 (1)
                                          1994           96,000 (1)
     James B. Lewis                       1995           41,644 (2)
     Ronald W. Johnston                   1995           91,554 (3)
     John F. McCarthy, III                1995           40,007 (4)

     All executive officers               1995          463,959
     as a group (7, 5 and 3               1994          353,335
     persons, respectively)               1993          221,159
----------

          (1) Reflects compensation for services as Chairman of the Board. Beginning in June 1996, Mr. Hagerty is to be compensated for services rendered as CEO of the Company at a rate of 200,000 per annum. As of this date, Mr. Hagerty will no longer be compensated by the Company for duties performed as Chairman of the Board.

          (2) Reflects salary from August 21, 1995 to December 31, 1995. Mr. Lewis' base salary is $150,000 per annum.

          (3) Reflects salary from March 24, 1995 to December 31, 1995. Mr. Johnston's base salary for fiscal year 1995 was $115,000 per annum. In June 1996, Mr. Johnston's base salary was increased to $130,000 per annum.

          (4) Reflects salary from August 18, 1995 to December 31, 1995. Mr. McCarthy's base salary is $115,000 per annum.

EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with each of Harry E. Hagerty, Jr. effective July 1, 1996, James B. Lewis effective as of August 21, 1995, Ronald W. Johnston effective as of March 24, 1995, and John F. McCarthy, III effective as of August 18, 1995, providing for base annual compensation of $200,000, $150,000, $130,000 and $115,000 per annum, respectively, plus certain incentive compensation. The agreements are each for a three-year period from their respective effective dates, and will renew automatically for succeeding consecutive periods of one year each unless sooner terminated by either party at the end of the original term or any renewal term. In the event the Company terminates without cause the employment of any of these employees (except by causing non-renewal of such employment agreement), such employee shall receive a severance payment equal to one year's base salary plus accrued benefits and incentive compensation; the employment agreements also contain a provision in which the employee would receive three times one year's base salary plus the value of his other employment benefits, in the event of a hostile takeover.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                         Number of         % of Total Options         Or
                                         Securities
                                     Underlying Options   Granted to Employees    Exercise Base             Expiration
           Name                         Granted              in Fiscal Year       Price ($/Sh)                 Date
----------------------------------      -------           --------------------    ------------         ---------------------
Ronald W. Johnston                      100,000                   18.0%             $ 11.00                  3/24/2000
John F. McCarthy, III                    50,000                    9.0%             $ 11.00                  8/18/2000
James B. Lewis                          100,000                   18.0%             $ 11.00                  8/21/2000
Jeffrey L. Gray                          30,000                    5.4%             $  6.75                 10/16/2000
James B. Lewis                          100,000                   18.0%             $  7.50                 11/03/2000
Harry E. Hagerty, Jr.(1)                120,000                     --              $ 8.625                  6/03/2001
---------------------

     (1) Granted June 3, 1996.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                    Number of Securities
                                                                   Underlying Unexercised              Value of Unexercised
                               Shares                                    Options At                  In-the-Money Options at
                              Acquired          Value                 Fiscal Year-End                  Fiscal Year-End (1)
                                                            ------------------------------------   --------------------------------
          Name              on Exercise        Realized        Exercisable     Unexercisable       Exercisable      Unexercisable
                                                               -----------     -------------       -----------      -------------
-----------------------  ----------------  ---------------

Jorge R. Forgues(2)                                                14,000           7,000
Jorge R. Forgues(2)                                                 5,000
Ronald W. Johnston                                                                100,000(3)
John F. McCarthy, III                                                              50,000(4)
James B. Lewis                                                                    100,000(5)
Jeffrey L. Gray                                                                    30,000(6)
James B. Lewis                                                                    100,000

-----------------------

(1) The fair market value of the Company's common stock on December 31, 1995, minus the exercise price.
(2) Mr. Forgues resigned as the Company's Chief Financial Officer on April 19, 1996.
(3)  Options to purchase 33,333 became exercisable as of March 24, 1996.
(4)  Options to purchase 16,667 became exercisable as of August 18, 1996.
(5)  Options to purchase 33,333 became exercisable as of August 21, 1996.
(6)  Options to purchase 10,000 became exercisable as of October 16, 1996.


                    SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of October 15, 1996, the only people known by Globalink to be the beneficial owner of more than 5% of the outstanding voting securities of Globalink are:

                                                                                        Amount and
                                            Name and Address of                          Nature of                   Percentage
       Title of Stock                        Beneficial Owner                      Beneficial Ownership               of Class
-------------------------------    -------------------------------------    -----------------------------------    ---------------

Common . . . . . . . . . . . .       Harry E. Hagerty, Jr.                                631,400                       11.8%
                                     9302 Lee Highway
                                     12th Floor
                                     Fairfax, VA  22031

Common . . . . . . . . . . . .       Michael E. Tacelosky                                 364,134                       6.8%
                                     2100 R Street, NW
                                     Washington, DC  20008


Set forth below is the security ownership of Officers and Directors, as of October 15, 1996.

                                                                              Amount and Nature
                                              Name of                           of Beneficial                       Percent
      Title of Class                     Beneficial Owner                         Ownership                        of Class
----------------------------    -----------------------------------    --------------------------------     -----------------------

Common . . . .                    Harry E. Hagerty, Jr.                           651,400 (1)                        12.2%
Common . . . .                    William E. Kimberly                             203,400 (2)                         3.8%
Common . . . .                    Michael J. Murphy                                70,284 (2)                         1.3%
Common . . . .                    John F. McCarthy, III                            36,667 (3)                          *
Common . . . .                    W. Braun Jones, Jr.                              20,000 (1)                          *
Common . . . .                    Ronald W. Johnston                               33,333 (4)                          *
Common . . . .                    All Officers and
                                  Directors as a Group
                                  (9 persons)                                   1,048,417                            19.6%

-----------------
 *   Represents less than 1%.
(1) Assumes the exercise of an option to purchase 20,000 shares of common stock.
(2)  Assumes the exercise of options to purchase 40,000 shares of common stock.
(3)  Assumes the exercise of options to purchase 36,667 shares of common stock.
(4) Assumes the exercise of an option to purchase 33,333 shares of common stock.

               AUTHORIZATION OF 250,000 SHARES OF PREFERRED STOCK

                             (Item 1 on Proxy Card)

         At the Special Meeting, shareholders will vote upon the proposal to amend Globalink's Certificate of Incorporation to authorize the issuance of up to 250,000 shares of Globalink Preferred Stock. The Globalink Certificate of Incorporation does not presently authorize the issuance of Preferred Stock.

         The Board of Directors of Globalink has proposed that the Fourth Article of the Globalink Certificate of Incorporation be amended to authorize the issuance of 250,000 shares of Preferred Stock. If approved by the stockholders, such additional authorized shares of Preferred Stock would be available for issuance at the discretion of the Board of Directors without further stockholder approval (subject to the Company's By-laws and Delaware law) in connection with possible mergers and acquisitions, in connection with employee benefit plans, and for other corporate purposes, such as the issuance of shares as part of a plan relative to improving Globalink's capital structure, without the significant time delay and expenses incident to the holding of a special meeting of shareholders to consider any specific issuance.

         The Globalink Preferred Stock for which authorization is sought would become part of a new class of Globalink Stock. The Preferred Shares, when issued, would have a par value $.01 per share. The designations, powers, preferences, rights, qualifications, limitations and/or restrictions of the preferred stock shall be determined at a later date by resolution or resolutions of the Board of Directors of the Company. No shareholder of Globalink has any preemptive right to subscribe for or purchase any of the shares of Globalink Preferred Stock proposed to be authorized, and, once authorized, such shares would be available for issuance at such time and on such terms as the Board of Directors may consider appropriate.

         Upon authorization of the Preferred Stock, the Company plans to issue four thousand five hundred (4,500) shares of Series A-I Preferred Stock in a private placement expected to raise an additional Four Million Five Hundred Thousand Dollars ($4,500,000) in working capital for the Company. Authorization of the Preferred Stock is required to complete this transaction. Upon issuance, each share of Series A-I Preferred Stock would be convertible into 1,500 shares of Preferred Stock or Common Stock of the Company with the number of common shares to be determined by dividing (x) the Conversion Amount by (y) the lower of (1) 85% of the product of the Conversion percentage times the arithmetic average of the Closing Price of the Common Stock on the five consecutive trading days immediately preceding the Conversion Date, or (2) the closing bid price on the trading date prior to the closing date. The investors would also receive Warrants to purchase an amount of Common Shares equal to ten (10) percent of the Common Shares into which the Series A-I Preferred Shares are convertible. Such Warrants are exercisable at the closing bid price of the Common Stock of the Company on the date of the closing.

         The Company recently completed a private placement in which it sold three (3)

Prepaid Warrants of the Company to The Pangaea Fund Limited, a British Virgin Islands Corporation, at $500,000 per Prepaid Warrant for total consideration of $1,500,000. Each Prepaid Warrant is convertible into 1,000 shares of Series A-I Preferred Stock or into Common Stock of the Company with the number of common shares to be determined by dividing (x) the Exercise Amount by (y) the lower of
(1) 85% of the product of the Exercise percentage times the arithmetic average of the Closing Price of the Common Stock on the five consecutive trading days immediately preceding the Exercise Date, or (2) the closing bid price on the trading date prior to the Closing Date. The three Prepaid Warrants may be converted on the ninetieth (90th), one hundred twentieth (120th) and one hundred fiftieth (150th) day following the Closing Date, respectively. In no event shall the number of shares of Common Stock into which the Prepaid Warrants are convertible exceed twenty percent (20%) of the shares of Common Stock of the Company outstanding as of the Closing Date. The Pangaea Fund Limited will also receive warrants to purchase Common Stock of the Company exercisable at any time after the Closing Date at the closing bid price of the Common Stock on the trading date prior to the Closing Date equal to 10% of the number of shares.

         In connection with this transaction, Tanner Unman Securities, Inc., the Placement Agent for the transaction, received warrants to purchase 20,000 shares of Common Stock of the Company exercisable at any time after the Closing Date at the closing bid price of the Common Stock on the trading date prior to the Closing Date.

DELAWARE'S ANTI-TAKEOVER LAW

         Section 203 (the "Anti-Takeover Law") of the Delaware General Corporation Law (the "Delaware Law") prevents certain Delaware corporations, including those whose securities are listed on the NASDAQ National Market, from engaging, under certain circumstances, in a "business combination" (which includes a merger or sale of more than 10% of the corporation's assets) with any "interested shareholder" (a shareholder who acquired 15% or more of the corporation's outstanding voting stock without the prior approval of the corporation's board of directors) for three years following the date that such shareholder became an "interested shareholder." A Delaware corporation may "opt out" of the Anti- Takeover Law with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a shareholders amendment approved by at least a majority of the outstanding voting shares. Globalink has not "opted out" of the provisions of the Anti-Takeover Law.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

         The provisions of the Certificate of Incorporation and By-laws could have the effect of delaying, discouraging or making more difficult changes of control or management of the Company, including tender offer or takeover attempts.

POTENTIAL DISADVANTAGES TO SHAREHOLDERS OF AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

         If the authorization of 250,000 shares of Globalink Preferred Stock is approved, management will have authority to issue the shares to effect transactions that shareholders might not approve if they were given the opportunity to vote on the transactions. Under certain circumstances, there will be a potential for dilution to existing shareholders upon the issuance of common shares or preferred stock. The authorized but unissued shares of Globalink Common Stock could be used by incumbent management to make more difficult a change in control of Globalink. Under certain circumstances, such shares could be used to frustrate persons seeking to effect a takeover or change in control of Globalink or to effect a merger, sale of all or any part of Globalink's assets or a similar transaction, since the issuance of shares could be used to dilute the stock ownership of shares of Globalink's voting stock held by such person. Although the Board of Directors has a fiduciary duty to act in the best interests of Globalink's shareholders at all times, the ability of the Board to issue additional shares of Globalink Common Stock could prevent the proposal of transactions which some shareholders might consider to be in their best interest.

         To effect the authorization of 250,000 shares of Preferred Stock, the Fourth Article of the Globalink Certificate of Incorporation would be amended to read as follows:

         "FOURTH: The Corporation shall have authority to issue twenty million (20,000,000) shares of Common Stock of the par value of $.01 per share and two hundred fifty thousand shares (250,000) shares of Preferred Stock of the par value $.01 per share. The designations, powers, preferences, rights, qualifications, limitations and/or restrictions of the preferred stock shall be determined at a later date by resolution or resolutions of the Board of Directors of the Company."

         The affirmative vote of the holders of a majority of the shares of Globalink Common Stock outstanding and entitled to vote at the Globalink Special Meeting is required to approve the amendment to the Globalink Certificate of Incorporation.

         THE BOARD OF DIRECTORS OF GLOBALINK UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE GLOBALINK CERTIFICATE OF INCORPORATION.

                   ADDITIONAL INFORMATION CONCERNING THE BOARD
                           OF DIRECTORS OF THE COMPANY

Regular meetings of the Board of Directors of the Company are normally held quarterly. During 1995 the Board of Directors held 2 meetings. Two Directors attended only 50% of the total number of meetings of the Board of Directors. Of the other Directors, no Director attended fewer than 100% of the aggregate of the total number of meetings of the Board of Directors and of Committees of the Board of Directors on which he served. In addition to regularly scheduled meetings, a number of Directors were involved in numerous informal meetings with management, offering valuable advice and suggestions on a broad range of corporate matters. The members of the Compensation Committee are Michael Murphy, Harry E. Hagerty, Jr., and John F. McCarthy, III. The Compensation Committee held 3 meetings during 1995. Directors are not compensated for attending Board meetings.

AUDIT COMMITTEE

The members of the Audit Committee are John F. McCarthy, III, William E. Kimberly, and W. Braun Jones, Jr. The Audit Committee met formally two times during 1995 and two or more members of the Audit Committee met informally on several occasions. The functions of the Audit Committee are to recommend to the Board of Directors the selection, retention or termination of the Company's independent accountants; determine through consultation with management the appropriateness of the scope of the various professional services provided by the independent accountants, and consider the possible effect of the performance of such services on the independence of the accountants; review the arrangements and the proposed overall scope of the annual audit with management and the independent accountants; discuss matters of concern to the Audit Committee with the independent accountants and management relating to the annual financial statements and results of the audit; obtain from management, the independent accountants and the Chief Financial Officer their separate opinions as to the adequacy of the Company's system of internal accounting control; review with management and the independent accountants the recommendations made by the accountants with respect to changes in accounting procedures and internal accounting control; and hold regularly scheduled meetings, separately and jointly, with representatives of management, the independent accountants, and the Chief Financial Officer to make inquiries into and discuss their activities.


                         STOCKHOLDER PROPOSALS FOR 1996

Proposals of security holders intended to be presented at the Company's 1996 Annual Meeting of Stockholders must be received by the Company by not later than February 1, 1997.





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                           INCORPORATION BY REFERENCE

The following documents filed by the Company with the Commission and the National Association of Securities Dealers are incorporated herein by reference. Such documents contain the audited Financial Statements of the Company for the year ended December 31, 1995 and the unaudited Financial Statements of the Company for the six months ended June 30, 1996 and all interim periods contained therein.

     (a)  Annual  Report on Form 10-KSB for the fiscal year ended  December  31,
          1995;

     (b)  Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996;

     (c)  Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996.




                                  OTHER MATTERS

The cost of soliciting proxies will be borne by the Company and will consist primarily of printing, postage and handling, including the expenses of brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners. Solicitation also may be made by the Company's officers, Directors, or employees, personally or by telephone.




















Fairfax, Virginia
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